UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.
490 East Middlefield Road
Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MOBL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 24, 2020, MobileIron, Inc., a Delaware corporation (the “Company” or “MobileIron”), held a special meeting of the Company’s stockholders at 10:00 a.m., Pacific Time by means of a live interactive webcast on the Internet (the “MobileIron Special Meeting”).  As of the close of business on October 23, 2020, the Company’s record date for the MobileIron Special Meeting, there were a total of 118,584,315 shares of common stock, par value $.0001 per share (the “MobileIron common stock”), outstanding and entitled to vote at the MobileIron Special Meeting.  At the MobileIron Special Meeting, 76,967,593 shares of MobileIron common stock were present or represented by proxy, and therefore, a quorum was present.

The results of the matters voted upon at the MobileIron Special Meeting, which are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission (“SEC”) on October 26, 2020, as supplemented by the Supplement to the Proxy Statement, filed with the SEC on November 4, 2020 (as supplemented, the “Proxy Statement”), are set forth below. There were no broker non-votes with respect to any of the proposals.

Proposal 1: A proposal to adopt the Agreement and Plan of Merger, dated September 26, 2020 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among MobileIron, Ivanti, Inc. (“Parent”) and Oahu Merger Sub, Inc., which is a wholly owned subsidiary of Parent (“Merger Sub”) pursuant to which Merger Sub will be merged with and into MobileIron (the “Merger”), with MobileIron continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent (the “Merger Proposal”).  The votes regarding the Merger Proposal were as follows:

For	Against	Abstain
70,492,614	6,365,301	109,678

Proposal 2: A proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”).  The votes regarding the Merger-Related Compensation Proposal were as follows:

For	Against	Abstain
66,274,844	8,761,678	1,931,071

As there were sufficient votes to approve the Merger Proposal, stockholder action on the proposal to approve any adjournment of the MobileIron Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger, as more fully described in the Proxy Statement, was not required, and the Company did not call a vote on the proposal.

The affirmative vote of MobileIron stockholders holding at least a majority of the outstanding shares of MobileIron common stock entitled to vote on the Merger Proposal satisfies one of the conditions to the closing of the Merger contemplated by the Merger Agreement, which remains subject to other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.
Dated: November 25, 2020
	By:	/s/ Andrew Hallin
Andrew Hallin
General Counsel